Exhibit 99.2

Second Quarter 2016 Investor Presentation August 2 , 2016

Safe Harbor Disclosure 2 □ We make forward - looking statements in this presentation that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of our business, financial condition, liquidity, resu lts of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward - looking statements. □ Statements regarding the following subjects, among others, may be forward - looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for residential real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to satisfy the REIT qualification requirements for U.S. federal income tax purposes; availability of qualified personnel; estima tes relating to our ability to make distributions to our stockholders in the future; general volatility of the capital markets an d t he market price of our shares of common stock; and degree and nature of our competition. □ The forward - looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward - looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known t o us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements. Furthermore, forward - looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2015, which can be accessed through the link to our SEC filings on our website ( www.great - ajax.com ) or at the SEC's website ( www.sec.gov ). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10 - Q, 10 - K and 8 - K. Any forward - looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. Unless stated otherwise, financial information included in this presentation is as of June 30, 20 16.

Business Overview 3 □ Leverage long - standing relationships to acquire loans through privately negotiated transactions from a diverse group of customers – Over 90% of acquisitions by Great Ajax Corp. have been privately negotiated – Acquisitions made in 154 transactions since inception. 12 transactions in Q2 2016. □ Use our manager’s proprietary analytics to price each pool on an asset - by - asset basis □ Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas – Typical acquisitions contain 25 – 100 loans with total market value between $5 – $20 million □ Our affiliated servicer services the loans asset - by - asset and borrower - by - borrower □ Objective is to maximize returns for each asset by utilizing full menu of loss mitigation and asset optimization techniques □ Use moderate non - mark - to - market leverage – Corporate leverage of 1.62x – Six securitizations since inception totaling $695.9 million of loan UPB. Approximate leverage of 2.89x from the sale of senior bonds

Highlights – Quarter Ended June 30, 2016 4 □ Invested $52.1 million in re - performing loans with an aggregate UPB of $70.3 million to end the quarter with $630.5 million in mortgage loans. □ RPLs constitute 88% of the portfolio □ Portfolio interest income of $16.4 million; net interest income of $10.3 million . □ RPL redefault rate is significantly less than expected □ Net income attributable to common stockholders of $6.6 million . □ EPS of $0.42 per diluted share for the three months ended June 30, 2016 . □ Taxable net income for the three months ended June 30, 2016 of $0.17 per diluted share. □ Raised $98.7 million, net, in secured borrowings and $32.0 million in a public equity offering. □ $ 68.4 million of cash and cash equivalents at June 30, 2016 . □ Book value per share of $14.94 at June 30, 2016.

Portfolio Overview – as of June 30, 2016 5 $805.6 MM $936.8MM 88% 12% Unpaid Principal Balance RPL NPL 87.2% 10.5% 2.3% Property Value RPL NPL REO

Portfolio Growth 6 $64 $481 $617 $712 $118 $111 $93 0 100 200 300 400 500 600 700 800 900 Initial Assets (07/08/14) 6/30/2015 12/31/2015 6/30/2016 Millions NPLs RPLs Unpaid Principal Balance

Portfolio Growth 7 Re - performing Loans $64 $481 $617 $712 $73 $541 $710 $817 $49 $375 $469 $543 0 100 200 300 400 500 600 700 800 900 Initial Assets (07/08/14) 6/30/2015 12/31/2015 6/30/2016 Millions UPB Property Value Price

Portfolio Growth 8 $118 $111 $93 $122 $117 $99 $66 $68 $58 0 20 40 60 80 100 120 140 Initial Assets (07/08/14) 6/30/2015 12/31/2015 6/30/2016 Millions UPB Property Value Price Non - performing Loans

Portfolio Concentrated in Attractive Markets 9 □ Clusters of loans in attractive, densely populated markets □ Stable liquidity and home prices □ Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Portland Phoenix Washington DC Metro Area Chicago Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area Las Vegas REIT, Servicer & Manager Headquarters Property Management Business Management

Building Net Asset Value

In evaluating our financial results, management regularly considers the following analysis, which is intended to arrive at a "net asset value" equivalent. Based on the leverage from the six securitizations, securitization investors value our loan portfolio at between $18.61 and $18.23 per share.

As shown below, at June 30, 2016, if we were to lever our whole loan portfolio through a securitization, the face value of the equity tranche would be approximately $209.4MM under scenario 1 where the senior attachment point is 64% (similar to our two most recent securitizations) and $217.5 MM under scenario 2 where the senior attachment point is 63% (similar to a previous securitization). Given that our securitization investors currently value the equity tranche at between 30%-50%, using the average 40%, the value of our equity tranche would be $83.8MM under scenario 1, which is $68.2MM or $3.68 per share over the remaining basis of $15.5MM. Our current book value per share is $14.94. By contrast, our current NAV based on this securitization analysis would be the sum of $14.94 and $3.68, or $18.61 per share.

Entire Portfolio	6/30/2016
UPB	$805,571,346
Price	$600,418,042
Book Value / Share	$14.94

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	64%	$515,565,661.17	98.8%	$509,282,205			
B1	5%	$40,278,567.28	97.7%	$39,347,125			
B2	5%	$40,278,567.28	90%	$36,250,711			
Equity-Trust Certificate		$209,448,550	40%	$83,779,420	$15,538,001	$3.68	$18.61

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	63%	$507,509,947.72	98.3%	$498,988,500			
B1	5%	$40,278,567.28	97.7%	$39,347,125			
B2	5%	$40,278,567.28	90%	$36,250,711			
Equity-Trust Certificate		$217,504,263	40%	$87,001,705.32	$25,831,706	$3.29	$18.23

This illustration has not been prepared in accordance with GAAP and is not intended to constitute a non-GAAP financial measure, but rather an additional tool for investors to consider.

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Subsequent Events 11 * While these acquisitions are expected to close , there can be no assurance that these acquisitions will close or that the terms thereof may not change. □ July Acquisitions □ RPL □ Residential □ UPB: $148.6MM □ Collateral Value: $210.0MM □ Price/UPB: 83.6% □ Price/Collateral Value: 59.1% □ 880 loans in 4 transactions □ Pending Acquisitions* □ RPL □ UPB: $ 124.0 MM □ Collateral Value: $ 171.0 MM □ Price/UPB: 82.6% □ Price/Collateral Value: 59.9% □ 626 loans in 8 transactions A dividend of $0.25 per share will be paid on August 31, 2016 to stockholders of record as of August 16, 2016. □ Small - Balance Commercial □ UPB: $0.7MM □ Collateral Value: $1.2MM □ Price/UPB: 90.6% □ Price/Collateral Value: 50.4% □ 2 loans in 1 transaction

Consolidated Statements of Income

(Dollars in thousands except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended	
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
INCOME:				
Loan interest income	$ 16,378	$ 10,793	$ 32,192	$ 17,677
Interest expense	(6,063)	(2,269)	(11,050)	(3,344)
Net interest income	10,315	8,524	21,142	14,333
Income from investment in Manager	46	64	90	104
Other income	327	222	867	406
Total income	10,688	8,810	22,099	14,843
EXPENSE:				
Related party expense - management fee	937	856	1,843	1,603
Related party expense - loan servicing fees	1,453	851	2,856	1,507
Loan transaction expense	574	729	787	989
Professional fees	407	356	821	741
Real estate operating expenses	113	54	275	64
Other expense	317	289	670	449
Total expense	3,801	3,135	7,252	5,353
Income before provision for income tax	6,887	5,675	14,847	9,490
Provision for income tax	26	16	23	16
Consolidated net income	6,861	5,659	14,824	9,474
Less: consolidated net income attributable to the noncontrolling interest	256	223	568	398
Consolidated net income attributable to common stockholders	$ 6,605	$ 5,436	$ 14,256	$ 9,076
Basic earnings per common share	$ 0.42	$ 0.36	$ 0.92	$ 0.64
Diluted earnings per common share	$ 0.42	$ 0.36	$ 0.92	$ 0.64
Weighted average shares - basic	15,742,932	15,237,739	15,524,725	14,129,162
Weighted average shares - diluted	16,389,126	15,909,634	16,174,164	14,801,319

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Consolidated Balance Sheets 13 (1) Mortgage loans includes $504,885 and $398,696 of loans transferred to securitization trusts at June 30, 2016 and December 31, 2015, re spe ctively, that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that ca n o nly be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.). (2) Net book value per diluted share was $14.94 and $14.92 at June 30, 2016 and December 31, 2015, respectively. (Dollars in thousands except share and per share amounts) (unaudited) ASSETS June 30, 2016 December 31, 2015 Cash and cash equivalents 68,359$ 30,795$ Cash held in trust 382 39 Mortgage loans, net (1) 630,534 554,877 Property held-for-sale 16,551 10,333 Rental property, net 760 58 Receivable from servicer 6,949 5,444 Investment in affiliate 3,900 2,625 Prepaid expenses and other assets 2,320 5,634 Total Assets 729,755$ 609,805$ LIABILITIES AND EQUITY Liabilities: Secured borrowings (1) 346,070$ 265,006$ Borrowings under repurchase agreement 102,240 104,533 Management fee payable 703 667 Accrued expenses and other liabilities 3,443 1,786 Total liabilities 452,456 371,992 Equity: - - Common stock $.01 par value; 125,000,000 shares authorized, 17,924,523 and 15,301,946 shares issued and outstanding 179 152 Additional paid-in capital 244,180 211,729 Retained earnings 22,666 15,921 Equity attributable to common stockholders 267,025 227,802 Noncontrolling interests 10,274 10,011 Total equity 277,299 237,813 Total Liabilities and Equity 729,755$ 609,805$ Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding